Exhibit 10.6

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of December 10, 2020, 2020, is entered into by and among Collective Growth Corporation, a Delaware corporation (“SPAC”), Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), and [ ● ] (the “Shareholder”).

RECITALS

WHEREAS, concurrently herewith, SPAC, Hatzata Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into SPAC, with SPAC surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote [[ ● ] Company Ordinary Shares][,] [[ ● ] Company Preferred A Shares][,] [[ ● ] Company Preferred B Shares][ ,] [[ ● ] Company Preferred B-1 Shares][,] [[ ● ] Company Preferred C Shares] [and] [[ ● ] Company Preferred C-1 Shares] (collectively, the “Owned Shares”; the Owned Shares and any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which the Shareholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Shareholder are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Shareholder hereby agree as follows:

1.  Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Shareholder, in its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to, validly execute and deliver to the Company, on (or effective as of) the fifth (5th) day following the date that the notice of the Company Shareholder Meeting (the “Company Shareholder Meeting Notice”) is delivered by the Company, the voting proxy in substantially the form attached hereto as Exhibit A in respect of all of the Shareholder’s Covered Shares. In addition, prior to the Termination Date (as defined herein), the Shareholder, in its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, the Shareholder shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to:

(a)  if and when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)  execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares owned as of the date that any written consent is executed by the Shareholder (or the record date for such meeting) in favor of (i) the Merger and the adoption of the Business Combination Agreement, (ii) the Company Shareholder Proposals, (iii) the Company Preferred Shareholder Proposals, if applicable, and (iv) any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement; and

(c)  execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares against any Company Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement that would result in the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3 of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement.

(d) The obligations of the Shareholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has effected a Company Change in Recommendation.

(e) The Shareholder hereby irrevocably, to the fullest extent permitted by law, appoints the Company, or any designee of the Company, for so long as the provisions of this Section 1 remain in effect, as the Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Owned Shares, solely on the matters and in the manner specified in this Section 1. This proxy shall be valid for the duration of this Agreement.

(f) THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO SECTION 1(e) ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. The Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 1 with respect to the Owned Shares that the Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

2.  No Inconsistent Agreements. The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.  Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the Effective Time, (ii) the termination or expiration of the Business Combination Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Shareholder, or (iv) the election of the Shareholder in its sole discretion to terminate this Agreement following any modification or amendment to, or the waiver of any provision of, the Business Combination Agreement, as in effect on the date hereof, that reduces the amount or changes the form of consideration payable to the Shareholder in a manner disproportionate to the Company Shareholders as a whole (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 22 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or actual fraud in connection with, this Agreement prior to such termination.

4.  Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to SPAC as to itself as follows:

(a)  The Shareholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Shareholder does not own beneficially or of record any share capital of the Company (or any securities convertible into share capital of the Company).

(b)  The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)  [The Shareholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.1] This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)  Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Shareholder from, or to be given by the Shareholder to, or be made by the Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by the Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement.

(e)  The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in [(i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Shareholder,2] (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Shareholder pursuant to any Contract binding upon the Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(f)  As of the date of this Agreement, there is no action, proceeding or investigation pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Owned Shares, the validity of this Agreement or the performance by the Shareholder of its obligations under this Agreement.

1 NTD: To be included if the Shareholder is an entity.

2 NTD: To be included if the Shareholder is an entity.

(g)  The Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Shareholder contained herein.

(h)  No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Shareholder, on behalf of the Shareholder.

5.  Certain Covenants of the Shareholder. Except in accordance with the terms of this Agreement, the Shareholder hereby covenants and agrees as follows:

(a)  No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Shareholder shall not, and shall cause its Affiliates and Subsidiaries not to, shall not authorize its Representatives to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information about the Company to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal (except that the Shareholder shall be permitted to disclose non-public information about the Company to its limited partners, members, or shareholders for the limited purpose of securing the corporate or other power and authority to execute and perform this Agreement, provided the Shareholder takes reasonable efforts to cause such Persons to comply with this Section 5(a)); (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Shareholder shall (A) notify SPAC promptly upon receipt of any Company Acquisition Proposal by the Shareholder, and describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 5.6(a) of the Business Combination Agreement shall not be considered a breach of this Section 5(a) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 5(a)).

(b)  The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Shareholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Shareholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Shareholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder.

(c)  The Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6.  Further Assurances. From time to time, at SPAC’s request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, SPAC’s Affiliates, the Sponsors, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement (including the Per Share Consideration and conversion of Company Preferred Shares) or the consummation of the transactions contemplated hereby and thereby.

7.  Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, or include in any document or information required to be filed with or furnished to the SEC or Nasdaq, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, the Company and SPAC have provided the Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith.

8.  Changes in Share Capital. In the event of a share split, share dividend or distribution, or any change in the Company’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.  Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and the Shareholder.

10.  Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.  Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC, to:

Collective Growth Corporation
1805 West Avenue
Austin, TX 78701
Attention: Bruce Linton, Chief Executive Officer

E-mail:        bruce@brucelinton.com

with copies (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue, 11th Floor

New York, New York 10174
Attention: David Alan Miller; Jeffrey M. Gallant

E-mail:        dmiller@graubard.com; JGallant@graubard.com

Cassels Brock & Blackwell LLP
40 King St W, Suite 2100

Toronto, ON M5H 3C2, Canada
Attention: Jonathan Sherman

E-mail:        jsherman@cassels.com

Goldfarb Seligman & Co.
Ampa Tower, 98 Yigal Alon Street
Tel Aviv 6789141, Israel

Attention: Adam M. Klein

E-mail:        adam.klein@goldfarb.com

If to the Company, to:

Innoviz Technologies Ltd.
2 Amal St.
Rosh HaAin
4809202 Israel

Attention: Eldar Cegla, Chief Financial Officer

Email:         eldarc@innoviz-tech.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan Maierson

E-mail:        ryan.maierson@lw.com

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention: Joshua Kiernan

E-mail:        joshua.kiernan@lw.com

If to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder or to such other address or addresses as the Shareholder may from time to time designate in writing.

12.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and SPAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

13.  Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

14.  No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of SPAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4, Section 5(b) and Section 7 hereof.

15.  Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

(b)  Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 15 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

16.  Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17.  Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Shareholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

18.  Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 18 shall not be required to provide any bond or other security in connection with any such injunction.

19.  Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

20.  Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

21.  Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

22.  Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of the Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Collective Growth Corporation

By:
Name:
Title:

Innoviz Technologies Ltd.

By:
Name:
Title:

[Signature Page to Support Agreement]

[ ● ]

By:
Name:
Title:

[Signature Page to Support Agreement]

Exhibit A

Innoviz Technologies Ltd.

(the “Company”)

Proxy

For an Extraordinary General Meeting of the Shareholders of the Company

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the Notice of an Extraordinary General Meeting dated December __, 2020, to which this Proxy was attached or under the Business Combination Agreement dated December [ ● ], 2020 by and between the Company, Collective Growth Corporation, a Delaware corporation, and Hatzata Merger Sub, Inc., a Delaware corporation (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”.

The Company Shares represented by this proxy, when properly executed, will be voted or withheld from voting on any ballot that may be called for, in the manner directed herein by the undersigned shareholder. If a choice is specified with respect to any matter to be acted upon, the Company Shares shall be voted or withheld from voting accordingly. Where no instruction is given in respect to any matter to be acted upon, the Company Shares represented hereby shall, on any ballot that may be called for, be voted FOR the adoption of all such matters.

This proxy confers upon the Proxy Holder (as defined below) discretionary authority with respect to such other business as may properly come before the Meeting or postponements of adjournments thereof.

The undersigned (the “Shareholder”), being the holder of [ ● ] ordinary shares of no par value (“Company Ordinary Shares”) of Innoviz Technologies Ltd. (the “Company”)[,] [ ● ] series A convertible preferred shares of the Company, no par value (“Company Preferred A Shares”)[,] [ ● ] series B convertible preferred shares of the Company, no par value (“Company Preferred B Shares”)[,] [ ● ] series B-1 convertible preferred shares of the Company, no par value (“Company Preferred B-1 Shares”)[,] [ ● ] series C convertible preferred shares of the Company, no par value (“Company Preferred C Shares”) [and] [ ● ] series C-1 convertible preferred shares of the Company, no par value (“Company Preferred C-1 Shares” and, together with the Company Preferred A Shares, the Company Preferred B Shares, the Company Preferred B-1 Shares and the Company Preferred C Shares, the “Company Preferred Shares”)), acting pursuant to [ ● ] of the Companies Law, 5759-1999, does hereby irrevocably authorize Mr. __________ (the “Proxy Holder”) to represent the Shareholder and vote all of the [Company Ordinary Shares] [and] [Company Preferred Shares] held by the Shareholder, on behalf and in the name of the Shareholder, at the Meeting, and at any postponements or adjournments thereof, in favor of the following resolutions:

Business Combination AGREEMENT

WHEREAS, the Company has entered into a Business Combination Agreement, dated as of December [ ● ], 2020 (the “Business Combination Agreement”), by and among the Company, Collective Growth Corporation, a Delaware corporation (“SPAC”) and Hatzata Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a copy of which has been provided to the undersigned Shareholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Business Combination Agreement);

WHEREAS, pursuant to the Business Combination Agreement, Merger Sub will be merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Business Combination Agreement;

1

WHEREAS, the Company Board has (a) approved the Business Combination Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated thereby (including the Merger) and (b) recommended, among other things, the approval of the Company Preferred Shareholder Proposals and the Company Shareholder Proposals, in each case by written consent; and

WHEREAS, (a) the affirmative vote of the holders of at least sixty percent (60%) of the issued and outstanding Company Preferred Shares, voting together as a single class on an as converted to Company Ordinary Shares basis, including the written consents of the holders of Company Preferred C Shares and Company Preferred C-1 Shares holding, together, more than fifty percent (50%) of the then issued and outstanding Company Preferred C Shares and Company Preferred C-1 Shares, on an as-converted basis, in favor of (i) the adoption and approval of the proposal to convert the Company Preferred Shares into Company Ordinary Shares, (ii) the proposal to increase the size of the Company Board, (iii) the adoption and approval of a proposal to terminate each Company Investor Agreement requiring consent of the Company Preferred Shareholders, (iv) the adoption of the Company A&R Articles of Association, (v) the waiver of preemptive rights set forth in the Company Charter Documents, and (vi) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary and appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Preferred Shares (collectively, the “Company Preferred Shareholder Proposals”), is required pursuant to the Amended and Restated Articles of Association of the Company, dated as of October 1, 2020 (the “Company Articles”) and the applicable Company Investor Agreement, upon the terms and subject to the conditions set forth in the Business Combination Agreement, and (b) the affirmative vote of the holders of Company Shares holding more than fifty percent (50%) of the then issued and outstanding Company Shares, on an as-converted basis, in favor of (i) the proposal to increase the size of the Company Board (ii) the adoption and approval of a proposal to terminate each Company Investor Agreement requiring consent of the Company Shareholders, (iii) the adoption of the Company A&R Articles of Association, and (iv) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary and appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Shares (collectively, the “Company Shareholder Proposals”), is required pursuant to the Company Articles, upon the terms and subject to the conditions set forth in the Business Combination Agreement; now, therefore, be it

RESOLVED, that the undersigned Shareholder hereby votes [all of the Company Ordinary Shares] [and] [all of the Company Preferred Shares] held by the Shareholder in favor of the [Company Preferred Shareholder Proposals [and the] [Company Shareholder Proposals]; and

FURTHER RESOLVED, that the undersigned Shareholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

SHAREHOLDER* (please PRINT name)	SIGNATURE	NAME & TITLE (for corporate entities)	DATE

* If this proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies.

You are kindly requested to complete, date and sign the enclosed proxy and deliver it to the Company at your earliest convenience, but in any event prior to the time appointed for the Meeting, by email to [______].

2